EXHIBIT 11

                              MICRO WAREHOUSE, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (unaudited)

                                                    Primary              Primary
                                              Three months ended     Six months ended
                                              June 30,   June 30,   June 30,   June 30,
                                               1997       1996       1997        1996
                                              -------    -------    -------    --------
Net income (loss)
Income (loss) before extraordinary charge     $ 7,821    $ 5,410    $15,632    $    309
Extraordinary charge,  net of taxes                --         --         --       (1584)
                                              -------    -------    -------    --------
Net income (loss)                             $ 7,821    $ 5,410    $15,632    $ (1,275)
                                              =======    =======    =======    ========

Shares
Weighted average common shares outstanding     34,432     34,175     34,378      34,085
Common equivalent shares                          300        526        185          --
                                              -------    -------    -------    --------

Weighted average common shares and
common stock equivalent shares outstanding     34,732     34,701     34,563      34,085
                                              =======    =======    =======    ========

Per share
Income (loss) before extraordinary charge     $  0.23    $  0.16    $  0.45    $   0.01
Extraordinary charge,  net of taxes                --         --         --       (0.05)
                                              -------    -------    -------    --------

Net income (loss)                             $  0.23    $  0.16    $  0.45    ($  0.04)
                                              =======    =======    =======    ========

                                                 Fully diluted        Fully diluted
                                              Three months ended     Six months ended
                                              June 30,   June 30,   June 30,   June 30,
                                               1997       1996       1997        1996
                                              -------    -------    -------    --------
Net income (loss)
Income (loss) before extraordinary charge     $ 7,821    $ 5,410    $15,632    $    309
Extraordinary charge,  net of taxes                --         --         --       (1584)
                                              -------    -------    -------    --------

Net income (loss)                             $ 7,821    $ 5,410    $15,632    $ (1,275)
                                              =======    =======    =======    ========

Shares
Weighted average common shares outstanding     34,432     34,175     34,378      34,085
Common equivalent shares                          369        526        231          --
                                              -------    -------    -------    --------

Weighted average common shares and
common stock equivalent shares outstanding     34,801     34,701     34,609      34,085
                                              =======    =======    =======    ========

Per share
Income (loss) before extraordinary charge     $  0.23    $  0.16    $  0.45    $   0.01
Extraordinary charge, net of taxes                 --         --         --       (0.05)
                                              -------    -------    -------    --------

Net income (loss)                             $  0.23    $  0.16    $  0.45    ($  0.04)
                                              =======    =======    =======    ========